UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 15, 2008
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 15, 2008, Richard A. Pattarozzi was elected as the non-executive Chairman of the Board of Stone Energy Corporation. Mr. Pattarozzi was elected to the Stone Energy Corporation Board in February 2000. He was formerly Vice President of Shell Offshore, Inc., President and CEO of Shell Deepwater Development, Inc. and Shell Deepwater Production Inc. Mr. Pattarozzi is currently on the boards of Tidewater, Inc, Superior Energy Services, Inc, Global Industries, Ltd, and FMC Technology, Inc.
Item 7.01. Regulation FD Disclosure.
     On February 15, 2008, we issued a press release which announced our 2007 year-end reserves, 2008 capital expenditures budget, provided an operational update, named a chairman of the board and set the date and location of our 2008 Annual Meeting of Stockholders. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
99.1	Press release dated February 15, 2008, “Stone Energy Corporation Announces 2007 Year-end Reserves, Provides Operational Update, Sets 2008 Capital Expenditures Budget, Names Chairman and Sets Annual Meeting Date.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: February 19, 2008	By:	/s/ J. Kent Pierret

J. Kent Pierret
Senior Vice President,
Chief Accounting Officer
and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1
Press release dated February 15, 2008, “Stone Energy Corporation Announces 2007 Year-end Reserves, Provides Operational Update, Sets 2008 Capital Expenditures Budget, Names Chairman and Sets Annual Meeting Date.”